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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of FIserv, Inc. on Form S-3 of our report dated
January 30, 1995, incorporated by reference in the Annual Report on Form 10-K of FIserv, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
Milwaukee, Wisconsin

May 17, 1995